Exhibit 4.2

RICHMONT MINES INC.

OMNIBUS LONG-TERM INCENTIVE PLAN

Richmont Mines Inc. (the “Corporation”) hereby establishes an Omnibus Long-Term Incentive Plan for certain qualified directors, officers, employees, consultants and service providers providing ongoing services to the Corporation and its Affiliates (as defined herein) that can have a significant impact on the Corporation's long-term results.

SECTION 1 - DEFINITIONS

1.1.	Definitions.

Where used herein or in any amendments hereto or in any communication required or permitted to be given hereunder, the following terms shall have the following meanings, respectively, unless the context otherwise requires:

1.1.1.	"Affiliates" has the meaning given to this term in the Securities Act (Québec), as such legislation may be amended, supplemented or replaced from time to time;

1.1.2.

"Associate", where used to indicate a relationship with a Participant, means (i) any partner of that Participant and (ii) the spouse of that Participant and that Participant's children, as well as that Participant's relatives and that Participant's spouse's relatives, if they share that Participant's residence;

1.1.3.	"Awards" means an Option, a SAR, a RSU or a Retention Award granted to a Participant pursuant to the terms of the Plan;

1.1.4.

"Black-Out Period" means a period during which designated Persons cannot trade in any securities of the Corporation pursuant to the Corporation's policy respecting restrictions on Insider trading which is in effect at that time (which, for greater certainty, does not include the period during which a cease trade order is in effect to which the Corporation, or in respect of an Insider, that Insider, is subject);

1.1.5.	"Board" has the meaning ascribed thereto in Section 3.1 hereof;

1.1.6.

"Business Day" means a day other than a Saturday, Sunday or statutory holiday, when banks are generally open for business in the City of Montreal, in the Province of Québec, for the transaction of banking business;

1.1.7.

"Change in Control" means an event whereby (i) any Person becomes the beneficial owner, directly or indirectly, of 50% or more of either the issued and outstanding Shares or the combined voting power of the Corporation's then outstanding voting securities entitled to vote generally; (ii) any Person acquires, directly or indirectly, securities of the Corporation to which is attached the right to elect the majority of the directors of the Corporation; or (iii) the Corporation undergoes a liquidation or dissolution or sells all or substantially all of its assets;

1.1.8.	"Business Conduct and Ethics" means any code of conduct adopted by the Corporation, as modified from time to time;

1.1.9.	"Committee" has the meaning ascribed thereto in Section 3.1 hereof;

1.1.10.	"Corporation" means Richmont Mines Inc., a corporation existing under the Business Corporations Act (Québec), as amended from time to time;

1.1.11.	"Eligibility Date" has the meaning ascribed thereto in Section 10.2.1.3 hereof;

1.1.12.	"Eligible Participants" has the meaning ascribed thereto in Section 4.1 hereof;

1.1.13.	"Employment Agreement" means, with respect to any Participant, any written employment agreement between the Corporation or an affiliate and such Participant;

1.1.14.	"Exercise Notice" means a notice in writing signed by a Participant and stating the Participant's intention to exercise a particular Award, if applicable;

1.1.15.	"Existing Options" has the meaning ascribed thereto in Section 11.1 hereof;

1.1.16.

"Grant Agreement" means an agreement evidencing the grant to a Participant of an Award, including an Option Agreement, a SAR Agreement, a RSU Agreement, a Retention Award Agreement or an Employment Agreement;

1.1.17.	"Insider" has the meaning given to this term in TSX Company Manual, as such definition may be amended, supplemented or replaced from time to time;

1.1.18.

"Market Value" means either (A) (i) if the applicable date is during a Black-Out Period, the weighted average trading volume price of the Shares on the TSX for the five (5) Trading Day-period following the last day of such Black-Out Period or (ii) if the applicable date is outside a Black-Out Period, the weighted average trading volume price of the Shares on the TSX for the five (5) Trading Day-period ending on the last Trading Day before the applicable date or (B) such other price as is permitted under the rules of the TSX;

1.1.19.	"Options" means options to purchase Shares;

1.1.20.	"Option Agreement" means a written letter agreement between the Corporation and a Participant evidencing the grant of Options and the terms and conditions thereof;

1.1.21.	"Option Price" has the meaning ascribed thereto in Section 6.1 hereof;

1.1.22.	"Option Term" has the meaning ascribed thereto in Section 6.3 hereof;

1.1.23.	"Participants" means Eligible Participants that are granted Awards under the Plan;

1.1.24.	"Participant's Account" means an account maintained for each Participant's participation in RSUs under the Plan;

1.1.25.

"Performance Criteria" means criteria established by the Board or the Committee which, without limitation, may include criteria based on the Participant's personal performance and/or the financial performance of the Corporation and/or of its Affiliates, and that may be used to determine the vesting of the Awards, when applicable;

1.1.26.	"Performance Period" means the period determined by the Board or the Committee pursuant to Section 7.3 hereof;

1.1.27.

"Person" means an individual, corporation, company, cooperative, partnership, trust, unincorporated association, entity with juridical personality or governmental authority or body, and pronouns which refer to a Person shall have a similarly extended meaning;

1.1.28.	"Plan" means this Omnibus Long-Term Incentive Plan, including any amendments or supplements hereto made after the date hereof;

1.1.29.	"Restriction Period" means the period determined by the Board or the Committee pursuant to Section 7.2 hereof;

1.1.30.	"Retention Award Agreement" means a written letter agreement between the Corporation and a Participant evidencing the grant of Retention Awards and the terms and conditions thereof;

1.1.31.	"Retention Payment" means the retention payment specified in the Retention Agreement or Employment Agreement;

1.1.32.

"RSU" means a right awarded to a Participant to receive a payment in the form of Shares, cash or a combination of Shares and cash, as provided in Section 7 hereof and subject to the terms and conditions of this Plan;

1.1.33.	"RSU Agreement" means a written letter agreement between the Corporation and a Participant evidencing the grant of RSUs and the terms and conditions thereof;

1.1.34.	"RSU Vesting Determination Date" has the meaning described thereto in Section 7.4 hereof;

1.1.35.

"SAR" means a right to receive a payment, in cash or Share, or a combination of cash and Shares, equal to the appreciation in the Corporation's Shares over a specified period, as set forth in the respective SAR Agreement;

1.1.36.	"SAR Price" has the meaning ascribed thereto in Section 8.1 hereof;

1.1.37.	"SAR Term" has the meaning ascribed thereto in Section 8.3 hereof;

1.1.38.

"Share Compensation Arrangement" means a stock option, stock option plan, employee stock purchase plan, long-term incentive plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Shares to one or more full-time employees, directors, officers, insiders, service providers or consultants of the Corporation or a Subsidiary including a share purchase from treasury by a full-time employee, director, officer, insider, service provider or consultant which is financially assisted by the Corporation or a Subsidiary by way of a loan, guarantee or otherwise;

1.1.39.	"Shares" means the common shares in the share capital of the Corporation;

1.1.40.	"Subsidiary" means a corporation, company or partnership that is controlled, directly or indirectly, by the Corporation;

1.1.41.	"Successor Corporation" has the meaning ascribed thereto in Section 12.3 hereof;

1.1.42.

"Termination Date" means (i) in the event of a Participant's resignation, the date on which such Participant ceases to be an employee of the Corporation or a Subsidiary and (ii) in the event of the termination of the Participant's employment by the Corporation or a Subsidiary, the effective date of the termination as specified in the notice of termination provided to the Participant by the Corporation or the Subsidiary, as the case may be;

1.1.43.	"Trading Day" means any day on which the TSX is opened for trading;

1.1.44.	"TSX" means the Toronto Stock Exchange; and

1.1.45.	"Vested Awards" has the meaning described thereto in Section 10.2.1.2 hereof.

SECTION 2 - PURPOSE OF THE PLAN

2.1.	The purpose of the Plan is to permit the Corporation to grant Awards to Eligible Participants, subject to certain conditions as hereinafter set forth, for the following purposes:

2.1.1.

to increase the interest in the Corporation's welfare of those Eligible Participants, who share responsibility for the management, growth and protection of the business of the Corporation or a Subsidiary;

2.1.2.

to provide an incentive to such Eligible Participants to continue their services for the Corporation or a Subsidiary and to encourage such Eligible Participants whose skills, performance and loyalty to the objectives and interests of the Corporation or a Subsidiary are necessary or essential to its success, image, reputation or activities;

2.1.3.	to reward the Participants for their performance of services while working for the Corporation or a Subsidiary; and

2.1.4.	to provide a means through which the Corporation or a Subsidiary may attract and retain able Persons to enter its employment.

SECTION 3 - IMPLEMENTATION AND ADMINISTRATION OF THE PLAN

3.1.

The Plan shall be administered and interpreted by the Board of Directors of the Corporation (the "Board") or, if the Board by resolution so decides, by a committee appointed by the Board (the "Committee") and consisting of not less than three (3) members of the Board.

3.2.

The Board or the Committee, as the case may be, may, from time to time, as it may deem expedient, adopt, amend and rescind rules and regulations for carrying out the provisions and purposes of the Plan. Subject to the provisions of the Plan, the Board or the Committee, as the case may be, is authorised, in its sole discretion, to make such determinations under, and such interpretations of, and take such steps and actions in connection with, the proper administration of the Plan as it may deem necessary or advisable. The interpretation, construction and application of the Plan and any provisions hereof made by the Board or the Committee, as the case may be, shall be final and binding on all Eligible Participants.

3.3.

No member of the Board or of the Committee shall be liable for any action or determination taken or made in good faith in the administration, interpretation, construction or application of the Plan or any Award granted hereunder.

3.4.	Any determination approved by a majority of the Board or of the Committee, as the case may be, shall be deemed to be a determination of that matter by the Board or the Committee, as the case may be.

SECTION 4 - ELIGIBLE PARTICIPANTS

4.1.

The Persons who shall be eligible to receive Awards ("Eligible Participants") shall be the directors, officers, senior executives and other employees of the Corporation or a Subsidiary, consultants and service providers providing ongoing services to the Corporation and its Affiliates, as the Board or the Committee, as the case may be, shall determine are in key positions in the Corporation or a Subsidiary. In determining Awards to be granted under the Plan, the Board or the Committee, as the case may be, shall give due consideration to the value of each Eligible Participant's present and potential future contribution to the Corporation's success. For greater certainty, a Person whose employment with the Corporation or a Subsidiary has ceased for any reason, or who has given notice or been given notice of such cessation, whether such cessation was initiated by such employee, the Corporation or such Subsidiary, as the case may be, shall cease to be eligible to receive Awards hereunder as of the date on which such Person provides notice to the Corporation or the Subsidiary, as the case may be, in writing or verbally, of such cessation, or on the Termination Date for any cessation of a Participant's employment initiated by the Corporation.

SECTION 5 - GRANTING OF AWARDS

5.1.	The aggregate number of Shares that may be issued under the Plan, in respect of Awards, shall not exceed the number provided for in Section 11 hereof.

5.2.

The aggregate number of Shares (i) issued to Insiders and Associates of such Insiders under the Plan or any other proposed or established Share Compensation Arrangement within any one-year period and (ii) issuable to Insiders and Associates of such Insider at any time under the Plan or any other proposed or established Share Compensation Arrangement, shall in each case not exceed ten percent (10%) of the issued and outstanding Shares (on a non-diluted basis).

5.3.

Any Award granted under the Plan shall be subject to the requirement that, if at any time counsel to the Corporation shall determine that the listing, registration or qualification of the Shares subject to such Award, if applicable, upon any securities exchange or under any law or regulation of any jurisdiction, or the consent or approval of any securities exchange or any governmental or regulatory body, is necessary as a condition of, or in connection with, the grant or exercise of such Award or the issuance or purchase of Shares thereunder, if applicable, such Award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board. Nothing herein shall be deemed to require the Corporation to apply for or to obtain such listing, registration, qualification, consent or approval.

5.4.

Any Award granted under the Plan shall be subject to the requirement that, the Corporation has the right to place any restriction or legend on any securities issued pursuant to this Plan including, but in no way limited to placing a legend to the effect that the securities have not been registered under the United States Securities Act of 1933 and may not be offered or sold in the United States unless registration or an exemption from registration is available.

SECTION 6 - OPTIONS

6.1.	Option Awards.

Subject to the provisions herein set forth and any shareholder or regulatory approval which may be required, the Board or the Committee, as the case may be, shall, from time to time by resolution, in its sole discretion, (i) designate the Eligible Participants who may receive Options under the Plan, (ii) fix the number of Options, if any, to be granted to each Eligible Participant and the date or dates on which such Options shall be granted, (iii) determine the price per Share to be payable upon the exercise of each such Option (the "Option Price") and the relevant vesting provisions (including Performance Criteria, if applicable) and Option Term, the whole subject to the terms and conditions prescribed in this Plan and in any Option Agreement.

6.2.	Option Price.

The Option Price for Shares that are the subject of any Option shall be fixed by the Board or the Committee, as the case may be, when such Option is granted, but shall not be less than the Market Value of such Shares at the time of the grant.

6.3.	Option Term.

The Board or the Committee, as the case may be, shall determine, at the time of granting the particular Option, the period during which the Option is exercisable, which shall not be more than ten (10) years from the date the Option is granted ("Option Term"). Unless otherwise determined by the Board or the Committee, all unexercised Options shall be cancelled at the expiry of such Options.

Should the expiration date for an Option fall within a Black-Out Period or within nine (9) Business Days following the expiration of a Black-Out Period, such expiration date shall be automatically extended without any further act or formality to that date which is the tenth Business Day after the end of the Black-Out Period, such tenth Business Day to be considered the expiration date for such Option for all purposes under the Plan. Notwithstanding Section 13 hereof, the ten (10) Business Day-period referred to in this Section 6.3 may not be extended by the Board or the Committee.

6.4.	Exercise of Options.

Prior to its expiration or earlier termination in accordance with the Plan, each Option shall be exercisable as to all or such part or parts of the optioned Shares and at such time or times and/or pursuant to the achievement of such Performance Criteria and/or other vesting conditions as the Board or the Committee, as the case may be, at the time of granting the particular Option, may determine in its sole discretion. For greater certainty, no Option shall be exercised by a Participant during a Black-Out Period.

6.5.	Method of Exercise and Payment of Purchase Price.

Subject to the provisions of the Plan, an Option granted under the Plan shall be exercisable (from time to time as provided in Section 6.4 hereof) by the Participant (or by the liquidator, executor or administrator, as the case may be, of the estate of the Participant) by delivering a fully completed Exercise Notice to the Corporation at its registered office to the attention of the Corporate Secretary of the Corporation or the individual that the Corporate Secretary of the Corporation may from time to time designate or give notice in such other manner as the Corporation may from time to time designate, which notice shall specify the number of Shares in respect of which the Option is being exercised and shall be accompanied by full payment, by cash, cheque or bank draft of the purchase price for the number of Shares specified therein (plus the amount of any required withholding as determined by the Corporation) or instructions to sell, at the prevailing market price of the Shares on the TSX at the time of any such sale, the necessary number of Shares issuable upon the exercise of such Option to effect payment of the applicable purchase price with the resulting proceeds. Unless the Participant intends to dispose of the Shares simultaneously with the exercise of the Option, upon such exercise, the Corporation shall, as soon as practicable after such exercise but no later than ten (10) Business Days following such exercise, forthwith cause the transfer agent and registrar of the Shares to deliver to the Participant) (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) a certificate in the name of the Participant representing in the aggregate such number of Shares as the Participant (or by the liquidator, executor or administrator, as the case may be, of the estate of the Participant) shall have then paid for and as are specified in such Exercise Notice.

With the consent of the Board or the Committee, a Participant may, rather than exercise the Option which the Participant is entitled to exercise under this Plan as provided above, elect to exercise such Option, in whole or in part and, in lieu of receiving the Shares to which the exercised Option relate, receive the number of Shares, disregarding fractions, which, when multiplied by the market value of the Shares to which the exercised Option relate, have a value equal to the product of the number of Shares to which the exercised Option relate multiplied by the difference between the market value of such Shares and the Option Price of such Option, less any amount withheld on account of income taxes, which withheld income taxes will be remitted by the Corporation. The Corporation makes no representation to each and every Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) that it will waive or renounce its rights to claim a deduction in respect of such payment.

For purposes of this Section 6.5, the market value of the Shares shall be the weighted average trading volume price of the Shares on the TSX for the five (5) Trading Day-period ending on the last Trading Day before the day on which the Option is exercised.

6.6.	Option Agreements.

Options shall be evidenced by an Option Agreement or included in an Employment Agreement, in such form not inconsistent with the Plan as the Board or the Committee, as the case may be, may from time to time determine, provided that the substance of Section 6 and Section 10 hereof be included therein.

6.7.	Use of an Administrative Agent and Trustee.

The Board or the Committee, as the case may be, may in their sole discretion appoint from time to time one or more entities to act as administrative agent to administer the Options granted under the Plan and to act as trustee to hold and administer the assets that may be held in respect of Options granted under the Plan, the whole in accordance with the terms and conditions determined by the Board or the Committee, as the case may be, in their sole discretion. The Corporation and the administrative agent will maintain records showing the number of Options granted to each Participant under the Plan.

SECTION 7 - RESTRICTED SHARE UNITS

7.1.	RSU Awards.

Subject to the provisions herein set forth and any shareholder or regulatory approval which may be required, the Board or the Committee, as the case may be, shall, from time to time by resolution, in its sole discretion, (i) designate the Eligible Participants who may receive RSUs under the Plan, (ii) fix the number or dollar amount of RSUs, if any, to be granted to each Eligible Participant and the date or dates on which such RSUs shall be granted, and (iii) determine the relevant conditions and vesting provisions (including the applicable Performance Period and Performance Criteria, if any) and Restriction Period of such RSUs, the whole subject to the terms and conditions prescribed in this Plan and in any RSU Agreement.

In making such determination, the Board shall consider the timing of crediting RSUs to the Participant's Account and the vesting requirements applicable to such RSUs to ensure that the crediting of the RSUs to the Participant's Account and the vesting requirements are not considered a "salary deferral arrangement" for purposes of the Income Tax Act (Canada) and any applicable provincial legislation.

Subject to the vesting and other conditions and provisions herein set forth and in the RSU Agreement, each RSU awarded to a Participant shall entitle the Participant to receive, as soon as possible upon confirmation by the Board or the Committee that the vesting conditions (including the Performance Criteria, if any) have been met but no later than the last day of the Restriction Period, a payment in the form of (a) one Share, (b) cash in an amount equal to the Market Value of a Share on the day on which the payment is made, or (c) a combination of Shares and cash, at the discretion of the Board or the Committee, as the case may be.

7.2.	Restriction Period.

The applicable restriction period in respect of a particular RSU award shall be determined by the Board or the Committee, as the case may be, but in all cases shall end no later than December 31 of the calendar year which is three (3) years after the calendar year in which the award is granted ("Restriction Period"). For example, the Restriction Period for a grant made in June 2012 shall end no later than December 31, 2015. Subject to the Board’s determination, any vested RSUs with respect to a Restriction Period will be paid to Participants in accordance with Section 7, no later than the end of the Restriction Period. Unless otherwise determined by the Board or the Committee, all unvested RSUs shall be cancelled on the RSU Vesting Determination Date (as such term is defined in Section 7.4) and, in any event, no later than the last day of the Restriction Period.

7.3.	Performance Criteria and Performance Period.

For each award of RSUs, the Board or the Committee, as the case may be, may establish any Performance Criteria and other vesting conditions which must be met during the Performance Period in order for a Participant to be entitled to payment for all or a portion of the RSUs as well as the performance period over which the Performance Criteria and other vesting conditions will be measured (the "Performance Period"), provided that the Performance Period may not expire after the end of the Restriction Period.

For example, a Performance Period determined by the Board or the Committee to be for a period of three (3) financial years will start on the first day of the financial year in which the award is granted and will end on the last day of the second financial year after the year in which the grant was made. In such a case, for a grant made on January 4, 2012, the Performance Period will start on January 1, 2012 and will end on December 31, 2014.

7.4.	RSU Vesting Determination Date.

The vesting determination date means the date on which the Board or the Committee, as the case may be, determines if the Performance Criteria and/or other vesting conditions with respect to a RSU have been met (the "RSU Vesting Determination Date"), and as a result, establishes the number of RSUs that become vested, if any. For greater certainty, the RSU Vesting Determination Date must fall after the end of the Performance Period, if any, but no later than the last day of the Restriction Period.

7.5.	Payment to Participant.

In the event that the vesting conditions of a RSU are satisfied, the Corporation shall, as soon as possible after the RSU Vesting Determination Date but no later than the end of the Restriction Period, as applicable (i) cause the transfer agent and registrar of the Shares to deliver to the Participant (or the liquidator, executor or administrator, as the case may be, of the estate of the Participant) a certificate in the name of the Participant representing in the aggregate such number of Shares as the Participant (or the liquidator, executor or administrator, as the case may be, of the estate of the Participant) shall then be entitled to receive (unless the Participant intends to simultaneously dispose of any such Shares) and/or (ii) deliver to the Participant (or the liquidator, executor or administrator, as the case may be, of the estate of the Participant) payment in the form of a cheque, or other payment method as determined by the Board or the Committee, of any cash portion then payable to the Participant (or the liquidator, executor or administrator, as the case may be, of the estate of the Participant). The Board or the Committee shall direct management to provide the Participant with a notice stating whether the Participant will receive payment in the form of (a) one Share, (b) cash in an amount equal to the Market Value of a Share on the day on which the payment is made, or (c) a combination of Shares and cash as soon as possible upon confirmation by the Board or the Committee that the vesting conditions (including the Performance Criteria, if any) have been met.

7.6.	RSU Agreements.

RSUs shall be evidenced by a RSU Agreement or included in an Employment Agreement, in such form not inconsistent with the Plan as the Board or the Committee, as the case may be, may from time to time determine, provided that the substance of Section 7 and Section 10 hereof be included therein.

7.7.	Use of an Administrative Agent and Trustee.

The Board or the Committee, as the case may be, may in their sole discretion appoint from time to time one or more entities to act as administrative agent to administer the RSUs granted under the Plan and to act as trustee to hold and administer the assets that may be held in respect of RSUs granted under the Plan, the whole in accordance with the terms and conditions determined by the Board or the Committee, as the case may be, in their sole discretion. The Corporation and the administrative agent will maintain records showing the number of RSUs granted to each Participant under the Plan.

SECTION 8 - SHARE APPRECIATION RIGHTS

8.1.	SAR Awards.

Subject to the provisions herein set forth and any shareholder or regulatory approval which may be required, the Board or the Committee, as the case may be, shall, from time to time by resolution, in its sole discretion, (i) designate the Eligible Participants who may receive SAR Awards under the Plan, (ii) fix the number of SAR Awards or dollar amount of SAR Awards, if any, to be granted to each Eligible Participant and the date or dates on which such SAR Awards shall be granted, and (iii) determine the price per Share to be payable upon the vesting of each such SAR (the "SAR Price") and the relevant conditions and vesting provisions (including the applicable Performance Period and Performance Criteria, if any) and the SAR Term, the whole subject to the terms and conditions prescribed in this Plan and in any SAR Agreement.

8.2.	SAR Price.

The SAR Price for the Shares that are the subject of any SAR shall be fixed by the Board or the Committee, as the case may be, when such SAR is granted, but shall not be less than the Market Value of such Shares at the time of the grant.

8.3.	SAR Term.

The Board or the Committee, as the case may be, shall determine, at the time of granting the particular SAR, the period during which the SAR is exercisable, which shall not be more than ten (10) years from the date the SAR is granted ("SAR Term") and the vesting schedule of such SAR, which will be detailed in the respective SAR Agreement. Unless otherwise determined by the Board or the Committee, all unexercised SARs shall be cancelled at the expiry of such SAR.

Should the expiration date for a SAR fall within a Black-Out Period or within nine (9) Business Days following the expiration of a Black-Out Period, such expiration date shall be automatically extended without any further act or formality to that date which is the tenth Business Day after the end of the Black-Out Period, such tenth Business Day to be considered the expiration date for such SAR for all purposes under the Plan. Notwithstanding Section 13 hereof, the ten (10) Business Day-period referred to in this Section 8.3 may not be extended by the Board or the Committee.

8.4.	Exercise of SARs.

Prior to its expiration or earlier termination in accordance with the Plan, each SAR shall be exercisable as to all or such part or parts of the granted Shares and at such time or times and/or pursuant to the achievement of such Performance Criteria and/or other vesting conditions as the Board or the Committee, as the case may be, at the time of granting the particular SAR, may determine in its sole discretion. For greater certainty, no SAR shall be exercised by a Participant during a Black-Out Period.

8.5.	Method of Exercise and Payment of Purchase Price.

Subject to the provisions of the Plan, a SAR granted under the Plan shall be exercisable (from time to time as provided in Section 8.4 hereof) by the Participant (or by the liquidator, executor or administrator, as the case may be, of the estate of the Participant) by delivering a fully completed Exercise Notice to the Corporation at its registered office to the attention of the Corporate Secretary of the Corporation or the individual that the Corporate Secretary of the Corporation may from time to time designate or give notice in such other manner as the Corporation may from time to time designate, no less than three business days in advance of the effective date of the proposed exercise, which notice shall specify the number of Shares with respect to which the SAR is being exercised and the effective date of the proposed exercise.

The exercise of a SAR with respect to any number of Shares shall entitle the Participant to a payment, in cash or Share, or a combination of cash and Shares, for each Share, equal to the excess of the Market Value of a Share on the effective date of such exercise over the per share SAR Price.

8.6.	SAR Agreements.

SARs shall be evidenced by a SAR Agreement or included in an Employment Agreement, in such form not inconsistent with the Plan as the Board or the Committee, as the case may be, may from time to time determine, provided that the substance of Section 8 and Section 10 hereof be included therein.

8.7.	Use of an Administrative Agent and Trustee.

The Board or the Committee, as the case may be, may in their sole discretion appoint from time to time one or more entities to act as administrative agent to administer the SARs granted under the Plan and to act as trustee to hold and administer the assets that may be held in respect of SARs granted under the Plan, the whole in accordance with the terms and conditions determined by the Board or the Committee, as the case may be, in their sole discretion. The Corporation and the administrative agent will maintain records showing the number of SARs granted to each Participant under the Plan.

SECTION 9 - RETENTION AWARDS

9.1.	Retention Awards.

Subject to the provisions herein set forth, the Board or the Committee, as the case may be, shall, from time to time by resolution, in its sole discretion, (i) designate the Eligible Participants who may receive Retention Awards under the Plan, (ii) fix the number or dollar amount of Retention Awards, if any, to be granted to each Eligible Participant and the date or dates on which such Retention Awards shall be granted, and (iii) determine the relevant conditions and vesting provisions (including the applicable Performance Period and Performance Criteria, if any) of such Retention Awards, the whole subject to the terms and conditions prescribed in this Plan and in any Retention Award Agreement or Employment Agreement.

Subject to the vesting and other conditions and provisions herein set forth and in the Retention Award Agreement or Employment Agreement, each Retention Award awarded to a Participant shall entitle the Participant to receive, on the vesting date of the Retention Award, such number of Shares, disregarding fractions, which, when multiplied by the Market Value of the Shares on the vesting date of the Retention Award, to which the Retention Awards relate, have a value equal to the Retention Payment, less any amount withheld on account of income taxes, which withheld income taxes will be remitted by the Corporation.

A Participant may, in lieu of receiving the Shares to which the Retention Awards relate, elect to receive, in cash, the Retention Payment, less any amount withheld on account of income taxes, which withheld income taxes will be remitted by the Corporation.

9.2.	Payment to Participant.

In the event that the vesting conditions of a Retention Award are satisfied, the Corporation shall, as soon as possible after the date of vesting of the Retention Awards, and in accordance with the election of the Participant to receive the Retention Payment in cash or Shares (i) cause the transfer agent and registrar of the Shares to deliver to the Participant (or the liquidator, executor or administrator, as the case may be, of the estate of the Participant) a certificate in the name of the Participant representing in the aggregate such number of Shares as the Participant (or the liquidator, executor or administrator, as the case may be, of the estate of the Participant) shall then be entitled to receive (unless the Participant intends to simultaneously dispose of any such Shares) or (ii) deliver to the Participant (or the liquidator, executor or administrator, as the case may be, of the estate of the Participant) payment in the form of a cheque, or other payment method as determined by the Board or the Committee, of any cash amount then payable to the Participant (or the liquidator, executor or administrator, as the case may be, of the estate of the Participant).

9.3.	Retention Award Agreements.

Retention Awards shall be evidenced by a Retention Award Agreement or included in an Employment Agreement, in such form not inconsistent with the Plan, as the Board or the Committee, as the case may be, may from time to time determine, provided that the substance of Section 9 and Section 10 hereof be included therein.

SECTION 10 - GENERAL CONDITIONS

10.1.	General Conditions applicable to Awards.

Each Award, as applicable, shall be subject to the following conditions:

10.1.1.

Employment - The granting of an Award to a Participant shall not impose upon the Corporation or a Subsidiary any obligation to retain the Participant in its employ in any capacity. For greater certainty, the granting of Awards to a Participant shall not impose any obligation on the Corporation to grant any awards in the future nor shall it entitle the Participant to receive future grants.

10.1.2.

Non-assignability of Award Rights – Each Award granted under the Plan is personal to the Participant and shall not be assignable or transferable by the Participant, whether voluntarily or by operation of law, except by will or by the laws of succession of the domicile of the deceased Participant. No Award granted hereunder shall be pledged, hypothecated, charged, transferred, assigned or otherwise encumbered or disposed of on pain of nullity.

10.1.3.

Rights as a Shareholder – Neither the Participant nor such Participant's personal representatives or legatees shall have any rights whatsoever as shareholder in respect of any Shares covered by such Participant's Awards until the date of issuance of a share certificate to such Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant). Without in any way limiting the generality of the foregoing, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such share certificate is issued.

10.1.4.

Conformity to Plan – In the event that an Award is granted or a Grant Agreement is executed which does not conform in all particulars with the provisions of the Plan, or purports to grant Awards on terms different from those set out in the Plan, the Award or the grant of such Award shall not be in any way void or invalidated, but the Award so granted will be adjusted to become, in all respects, in conformity with the Plan.

10.2.	General Conditions applicable to Options, SARs and Retention Awards.

Each Option, SAR or Retention Award, as applicable, shall be subject to the following conditions:

10.2.1.	Effect of Termination, Cessation of Employment, Leave of Absence, Eligibility to Receive Long-Term Disability Benefits or Death

10.2.1.1.

Upon a Participant's employment with the Corporation or a Subsidiary being terminated by the Corporation or a Subsidiary for "cause", any Option, SAR or Retention Award or the unexercised or unvested portion thereof, as applicable, when granted to such Participant shall terminate on the effective date of the termination as specified in the notice of termination. For the purposes of the Plan, the determination by the Corporation that the Participant was discharged for cause shall be binding on the Participant. "Cause" shall include, among other things, gross misconduct, theft, fraud, breach of confidentiality or breach of the Corporation's Code of Conduct and any reason determined by the Corporation to be cause for termination.

10.2.1.2.

If a Participant dies while employed by the Corporation or a Subsidiary, any vested Option, SAR or Retention Award or the unexercised portion thereof, granted to such Participant may be exercised by the liquidator, executor or administrator, as the case may be, of the estate of the Participant for that number of Shares only which such Participant was entitled to acquire under the respective Options, SARs or Retention Awards (the "Vested Awards") hereof on the date of such Participant's death. Such Vested Award shall only be exercisable within one (1) year after the Participant's death or prior to the expiration of the original term of the Options, SARs or Retention Awards, as applicable, whichever occurs earlier. All Options, SARs or Retention Awards or the unexercised or unvested portion thereof, as applicable, other than such Vested Awards on the date of such Participant’s death, will be cancelled on the date of such Participant’s death.

10.2.1.3.

Upon a Participant's employment with the Corporation or a Subsidiary being terminated by reason of injury or disability or upon a Participant becoming eligible to receive long-term disability benefits, any Option, SAR or Retention Award or the unexercised portion thereof, granted to such Participant may be exercised by such Participant or his/her representative as the rights to exercise accrue. Such Option, SAR or Retention Award shall only be exercisable within three (3) years after such cessation or the effective date on which the Participant becomes eligible to receive long-term disability benefits (provided that, for greater certainty, such effective date shall be confirmed in writing to the Corporation by the insurance company providing such long-term disability benefits) (the "Eligibility Date")) or prior to the expiration of the original term of the Option, SAR or Retention Award, whichever occurs earlier. All Options, SARs or Retention Awards or the unexercised or unvested portion thereof, as applicable, on the date that is three (3) years after such cessation, will be cancelled on such date.

10.2.1.4.

Upon the retirement of a Participant, any Option, SAR or Retention Award or the unexercised or unvested portion thereof, as applicable, granted to such Participant may be exercised by such Participant as the rights to exercise accrue. Such Option, SAR or Retention Award shall be exercisable within three (3) years after such retirement or prior to the expiration of the original term of the Option, SAR or Retention Award, whichever occurs earlier. All Options, SARs or Retention Awards or the unexercised or unvested portion thereof, as applicable, on the date that is three (3) years after such retirement, will be cancelled on such date.

In the case of a Participant's retirement, this Section 10.2.1.4 shall not apply to a Participant in the event such Participant, directly or indirectly, in any capacity whatsoever, alone, through or in connection with any Person, carries on or becomes employed by, engaged in or otherwise commercially involved in, any activity or business in the mining business prior to the earliest of (i) three (3) years after such retirement or (ii) the expiration of the original term of the Option, SAR or Retention Award, as applicable. In such event, Section 10.2.1.5 shall apply to such Participant.

10.2.1.5.

Upon notice of termination of employment being given by or to a Participant (except in the case of transfer from the Corporation to a Subsidiary, from a Subsidiary to another Subsidiary or from a Subsidiary to the Corporation) otherwise than (i) for cause (see Section 10.2.1.1 hereof), (ii) by reason of death (see Section 10.2.1.2 hereof), (iii) by reason of injury or disability or a Participant becoming eligible to receive long-term disability benefits (see Section 10.2.1.3 hereof) or (iv) upon retirement (see Section 10.2.1.4 hereof), any Option, SAR or Retention Award or the unexercised or unvested portion thereof, as applicable, granted to such Participant may be exercised by such Participant only for that number of Shares which such Participant was entitled to acquire under the Option, SAR or Retention Award at the time of termination of employment or cessation. Such Option, SAR or Retention Award shall be exercisable for a period of sixty (60) days following the Termination Date, to the extent that such Option, SAR or Retention Award is otherwise exercisable under the terms of the original grant or prior to the expiration of the original term of the Option, SAR or Retention Award, whichever occurs earlier. All Options, SARs or Retention Awards or the unexercised or unvested portion thereof, as applicable, other than such Vested Awards at the time of such Participant’s termination of employment or cessation will be cancelled on the date of termination of employment or cessation.

10.2.1.6.

Upon a Participant electing a voluntary leave of absence, including without limitation, maternity and paternity leaves, any Option, SAR or Retention Award or the unexercised or unvested portion thereof, as applicable, granted to such Participant may be exercised by such Participant as the rights to exercise accrue. Unless otherwise provided by the Board or the Committee, in such event, such Participant's Option, SAR or Retention Award shall remain fully exercisable until the expiration of their respective term.

10.3.	General Conditions applicable to RSUs.

Each RSU shall be subject to the following conditions:

10.3.1.	Effect of Termination, Cessation of Employment, Leave of Absence, Eligibility to Receive Long-Term Disability Benefits or Death

10.3.1.1.

Upon a Participant's employment with the Corporation or a Subsidiary being terminated by the Corporation or a Subsidiary for "cause" or the Participant's resignation from employment with the Corporation or a Subsidiary, the Participant's participation in the Plan shall be terminated immediately, all RSUs credited to such Participant's Account that have not vested shall be forfeited and cancelled, and the Participant's rights to Shares that relate to such Participant's unvested RSUs shall be forfeited and cancelled on the Termination Date.

10.3.1.2.

Except as otherwise determined by the Board or the Committee from time to time, at their sole discretion, upon a Participant's retirement, a Participant's employment with the Corporation or a Subsidiary being terminated by the Corporation or a Subsidiary for reasons other than for "cause", a Participant's employment with the Corporation or a Subsidiary being terminated by reason of injury or disability or a Participant becoming eligible to receive long-term disability benefits, the Participant's participation in the Plan shall be terminated immediately (provided that, for the Participant becoming eligible to receive long-term disability benefits, such termination shall occur on the Eligibility Date), provided that all unvested RSUs in the Participant's Account as of such date relating to a Restriction Period in progress shall remain in effect until the applicable RSU Vesting Determination Date.

In the case of a Participant's retirement, this Section 10.3.1.2 shall not apply to a Participant in the event such Participant, directly or indirectly, in any capacity whatsoever, alone, through or in connection with any person, carries on or becomes employed by, engaged in or otherwise commercially involved in, any activity or business in the mining services business prior to the applicable RSU Vesting Determination Date. In such event, Section 10.3.1.1 shall apply to such Participant.

If, on the RSU Vesting Determination Date, the Board or the Committee determines that the vesting conditions were not met for such RSUs, then all unvested RSUs credited to such Participant's Account shall be forfeited and cancelled and the Participant's rights to Shares (or cash or a combination of Shares and cash as permitted under this Plan) that relate to such unvested RSUs shall be forfeited and cancelled.

If, on the RSU Vesting Determination Date, the Board or the Committee determines that the vesting conditions were met for such RSUs, the Participant shall be entitled to receive that number of Shares equal to the number of RSUs outstanding in the Participant's Account in respect of such Restriction Period multiplied by a fraction, the numerator of which shall be the number of completed months of service of the Participant with the Corporation or a Subsidiary during the applicable Performance Period, if any, as of the date of the Participant's retirement, termination or Eligibility Date and the denominator of which shall be equal to the total number of months included in the applicable Performance Period, if any (which calculation shall be made on the applicable RSU Vesting Determination Date) and the Corporation shall distribute such number of Shares (or cash or a combination of Shares and cash as permitted under this Plan) to the Participant or the liquidator, executor or administrator, as the case may be, of the estate of the Participant, as soon as practicable thereafter, but no later than the end of the Restriction Period, the Corporation shall debit the corresponding number of RSUs from such Participant's Account, and the Participant's rights to all other Shares that relate to such Participant's RSUs shall be forfeited and cancelled.

10.3.1.3.

Except as otherwise determined by the Board or the Committee from time to time, at their sole discretion, upon the death of a Participant, the Participant's participation in the Plan shall be terminated immediately, provided that all unvested RSUs in the Participant's Account as of such date relating to a Restriction Period in progress shall remain in effect until the applicable RSU Vesting Determination Date or any earlier date as may be determined by the Board or the Committee.

If, on the applicable RSU Vesting Determination Date or any earlier date as may be determined by the Board or the Committee, the Board or the Committee determines that the vesting conditions were not met for such RSUs, then all unvested RSUs credited to such Participant's Account shall be forfeited and cancelled and the Participant's rights to Shares (or cash or a combination of Shares and cash as permitted under this Plan) that relate to such unvested RSUs shall be forfeited and cancelled.

If, on the applicable RSU Vesting Determination Date or any earlier date as may be determined by the Board or the Committee, the Board or the Committee determines that the vesting conditions were met, the liquidator, executor or administrator, as the case may be, of the estate of the Participant shall be entitled to receive that number of Shares equal to the number of RSUs outstanding in the Participant's Account in respect of such Restriction Period multiplied by a fraction, the numerator of which shall be the number of completed months of service of the Participant with the Corporation or a Subsidiary during the applicable Performance Period, if any, as of the date of death of the Participant and the denominator of which shall be equal to the total number of months included in the applicable Performance Period, if any (which calculation shall be made on the applicable RSU Vesting Determination Date or any earlier date as may be determined by the Board or the Committee) and the Corporation shall distribute such number of Shares (or cash or a combination of Shares and cash as permitted under this Plan) to the liquidator, executor or administrator, as the case may be, of the estate of the Participant as soon as practicable thereafter but no later than the end of the Restriction Period, the Corporation shall debit the corresponding number of RSUs from such deceased Participant's Account, and the Participant's right to all other Shares that relate to such deceased Participant's RSUs shall be forfeited and cancelled.

10.3.1.4.

Except as otherwise determined by the Board or the Committee from time to time, at their sole discretion, upon a Participant electing a voluntary leave of absence, including without limitation, maternity and paternity leaves, the Participant's participation in the Plan shall be terminated immediately, provided that all unvested RSUs in the Participant's Account as of such date relating to a Restriction Period in progress shall remain in effect until the applicable RSU Vesting Determination Date.

If, on the applicable RSU Vesting Determination Date, the Board or the Committee determines that the vesting conditions were not met for such RSUs, then all unvested RSUs credited to such Participant's Account shall be forfeited and cancelled and the Participant's rights to Shares (or cash or a combination of Shares and cash as permitted under this Plan) that relate to such unvested RSUs shall be forfeited and cancelled.

If, on the applicable RSU Vesting Determination Date, the Board or the Committee determines that the vesting conditions were met, the Participant shall be entitled to receive that number of Shares equal to the number of RSUs outstanding in the Participant's Account in respect of such Restriction Period multiplied by a fraction, the numerator of which shall be the number of completed months of service of the Participant with the Corporation or a Subsidiary during the relevant Performance Period, if any, as of the date the Participant elects for a voluntary leave of absence and the denominator of which shall be equal to the total number of months included in the relevant Performance Period, if any (which calculation shall be made on the applicable RSU Vesting Determination Date) and the Corporation shall distribute such number of Shares (or cash or a combination of Shares and cash as permitted under this Plan) to the Participant as soon as practicable thereafter but no later than the end of the applicable Restriction Period, the Corporation shall debit the corresponding number of RSUs from such Participant's Account, and the Participant's right to all other Shares that relate to such Participant's RSUs shall be forfeited and cancelled.

10.3.1.5.

Subject to applicable laws, the Board or the Committee, as the case may be, may decide, at their sole discretion that Section 10.3.1.4 should not apply to voluntary leaves, including without limitation, maternity and paternity leaves, granted to a Participant by the Corporation for a period of six (6) months or less. In such event, all unvested RSUs in such Participant's Account as of such date relating to a Restriction Period in progress shall remain in effect until the applicable RSU Vesting Determination Date.

10.3.1.6.

For greater certainty, where (i) a Participant's employment with the Corporation or a Subsidiary is terminated pursuant to Sections 10.3.1.1, 10.3.1.2 or 10.3.1.3 hereof or (ii) a Participant elects for a voluntary leave of absence pursuant to Section 10.3.1.4 hereof following the satisfaction of all vesting conditions in respect of particular RSUs but before receipt of the corresponding distribution or payment in respect of such RSUs, the Participant shall remain entitled to such distribution or payment.

SECTION 11 - SHARES SUBJECT TO THE PLAN

11.1.

Subject to adjustment pursuant to provisions of Section 12 hereof, the total number of shares reserved and available for grant and issuance pursuant to Awards (including the shares issuable upon exercise of the options granted under the existing stock option plan of the Corporation, which, as at the date hereof, is equal to 1,686,000 Shares, representing approximately 5% of the total issued and outstanding Shares of the Corporation (on a non-diluted basis) as at the date hereof ("Existing Options")) shall not exceed a number of Shares equal to ten percent (10%) of the total issued and outstanding Shares of the Corporation at the time of granting of Awards (on a non-diluted basis), or such other number as may be approved by the TSX and the shareholders of the Corporation from time to time. Options will no longer be granted under the current stock option plan of the Corporation and all future grants of Awards will be made under this Plan. Any increase in the issued and outstanding Shares (whether as a result of exercise of Awards or otherwise) will result in an increase in the number of Shares that may be issued on Awards outstanding at any time and any increase in the number of Awards granted will, upon exercise, make new grants available under the Plan.

Shares in respect of which an Award is granted under the Plan or Shares in respect of which an Existing Options was granted under the existing stock option plan of the Corporation, but not exercised prior to the termination of such Award or Existing Options or not vested or delivered prior to the termination of such Award or Existing Options, as applicable, due to the expiration, termination or lapse of such Award or Existing Options or otherwise, shall be available for Awards to be granted thereafter pursuant to the provisions of the Plan. All Shares issued pursuant to the exercise or the vesting of the Awards granted under the Plan shall be so issued as fully paid and non-assessable Shares.

SECTION 12 - ADJUSTMENT TO SHARES SUBJECT TO OUTSTANDING AWARDS

12.1.

In the event of any subdivision of the Shares into a greater number of Shares at any time after the grant of an Award to a Participant and prior to the expiration of the term of such Award, the Corporation shall deliver to such Participant, at the time of any subsequent exercise or vesting of such Award in accordance with the terms hereof, in lieu of the number of Shares to which such Participant was theretofore entitled upon such exercise or vesting of such Award, but for the same aggregate consideration payable therefor, such number of Shares as such Participant would have held as a result of such subdivision if on the record date thereof the Participant had been the registered holder of the number of Shares to which such Participant was theretofore entitled upon such exercise or vesting of such Award.

12.2.

In the event of any consolidation of Shares into a lesser number of Shares at any time after the grant of an Award to any Participant and prior to the expiration of the term of such Award, the Corporation shall deliver to such Participant at the time of any subsequent exercise or vesting of such Award in accordance with the terms hereof in lieu of the number of Shares to which such Participant was theretofore entitled upon such exercise or vesting of such Award, but for the same aggregate consideration payable therefor, such number of Shares as such Participant would have held as a result of such consideration if on the record date thereof the Participant had been the registered holder of the number of Shares to which such Participant was theretofore entitled upon such exercise or vesting of such Award.

12.3.

If at any time after the grant of an Award to any Participant and prior to the expiration of the term of such Award, the Shares shall be reclassified, reorganised or otherwise changed, otherwise than as specified in Section 12.1 or Section 0 hereof or, subject to the provisions of Section 13.3 hereof, the Corporation shall consolidate, merge or amalgamate with or into another corporation (the corporation resulting or continuing from such consolidation, merger or amalgamation being herein called the "Successor Corporation"), the Participant shall be entitled to receive upon the subsequent exercise or vesting of Award, in accordance with the terms hereof and shall accept in lieu of the number of Shares then subscribed for but for the same aggregate consideration payable therefor, the aggregate number of shares of the appropriate class or other securities of the Corporation or the Successor Corporation (as the case may be) or other consideration from the Corporation or the Successor Corporation (as the case may be) that such Participant would have been entitled to receive as a result of such reclassification, reorganization or other change of shares or, subject to the provisions of Section 13.3 hereof, as a result of such consolidation, merger or amalgamation, if on the record date of such reclassification, reorganization or other change of shares or the effective date of such consolidation, merger or amalgamation, as the case may be, such Participant had been the registered holder of the number of Shares to which such Participant was immediately theretofore entitled upon such exercise or vesting of such Award.

If, at any time after the grant of an Award to any Participant and prior to the expiration of the term of such Award, the Corporation shall make a distribution to all holders of Shares or other securities in the capital of the Corporation, or cash, evidences of indebtedness or other assets of the Corporation (excluding an ordinary course dividend in cash or shares, but including for greater certainty shares or equity interests in a subsidiary or business unit of the Corporation or one of its subsidiaries or cash proceeds of the disposition of such a subsidiary or business unit), or should the Corporation effect any transaction or change having a similar effect, then the price or the number of Shares to which the Participant is entitled upon exercise or vesting of Award shall be adjusted to take into account such distribution, transaction or change. The Board shall determine the appropriate adjustments to be made in such circumstances in order to maintain the Participants' economic rights in respect of their Awards in connection with such distribution, transaction or change.

SECTION 13 - AMENDMENT OR DISCONTINUANCE OF THE PLAN

13.1.	The Board may amend the Plan or any Award at any time without the consent of the Participants provided that such amendment shall:

13.1.1.	not adversely alter or impair any Award previously granted except as permitted by the provisions of Section 12 hereof;

13.1.2.	be subject to any regulatory approvals including, where required, the approval of the TSX; and

13.1.3.

be subject to shareholder approval, where required, by law or the requirements of the TSX, provided that shareholder approval shall not be required for the following amendments and the Board may make any changes which may include but are not limited to:

13.1.3.1.	amendments of a "housekeeping" nature;

13.1.3.2.	a change to the vesting provisions of any Award;

13.1.3.3.

the introduction or amendment of a cashless exercise feature payable in securities, whether or not such feature provides for a full deduction of the number of underlying securities from the Plan reserve;

13.1.3.4.	the addition of a form of financial assistance and any amendment to a financial assistance provision which is adopted;

13.1.3.5.	a change to the Eligible Participants of the Plan, including a change which would have the potential of broadening or increasing participation by Insiders; and

13.1.3.6.	the addition of a deferred or restricted share unit or any other provision which results in Participants receiving securities while no cash consideration is received by the issuer.

13.2.	Notwithstanding Section 13.1.3, the Board shall be required to obtain shareholder approval to make the following amendments:

13.2.1.	any change to the maximum number of Shares issuable from treasury under the Plan, except such increase by operation of Section 11 and in the event of an adjustment pursuant to Section 12;

13.2.2.

any amendment which reduces the exercise price of any Award, as applicable, after such an Award has been granted or any cancellation of an Award and the substitution of that Award by a new Award with a reduced price, except in the case of an adjustment pursuant to Section 12;

13.2.3.	any amendment which extends the expiry date of any Award, or the Restriction Period of any RSU beyond the original expiry date, except in case of an extension due to a Black-Out Period;

13.2.4.	any amendment which would permit a change to the Eligible Participants, including a change which would have the potential of broadening or increasing participation by Insiders;

13.2.5.	any amendment which would permit any Award granted under the Plan to be transferable or assignable by any Participant other than as allowed by Section 10.1.2;

13.2.6.

any amendment which increases the maximum number of Shares that may be issued to (i) Insiders and Associates of such Insiders; or (ii) any one Insider and Associates of such Insider under the Plan and any other proposed or established Share Compensation Arrangement in a one-year period, except in case of an adjustment pursuant to Section 12;

13.2.7.

any amendment to the amendment provisions of the Plan, provided that Shares held directly or indirectly by Insiders benefiting from the amendments in Sections 13.2.2 and 13.2.3 shall be excluded when obtaining such shareholder approval.

13.3.

Notwithstanding anything contained to the contrary in the Plan, in a Grant Agreement contemplated herein, but subject to any specific provisions contained in any Employment Agreements, in the event of a Change in Control, a reorganization of the Corporation, an amalgamation of the Corporation, an arrangement involving the Corporation, a take-over bid (as that term is defined in the Securities Act (Québec)) for all of the Shares or the sale or disposition of all or substantially all of the properties and assets of the Corporation, the Board may make such provision for the protection of the rights of the Participants as the Board in its discretion considers appropriate in the circumstances, including, without limitation, changing the Performance Criteria and/or other vesting conditions for the Awards and/or the date on which any Award expires or the Restriction Period, the Performance Period, the Performance Criteria and/or other vesting conditions for the Awards.

13.4.

The Board may, by resolution, advance the date on which any Award may be exercised or payable or, subject to applicable regulatory provisions and shareholder approval, extend the expiration date of any Award, in the manner to be set forth in such resolution provided that the period during which an Option or a SAR is exercisable or RSU is outstanding does not exceed ten (10) years from the date such Option or SAR is granted in the case of Options and SARs and three (3) years after the calendar year in which the award is granted in the case of RSUs. The Board shall not, in the event of any such advancement or extension, be under any obligation to advance or extend the date on or by which any Option or SAR may be exercised or RSU may be outstanding by any other Participant.

13.5.

The Committee may, by resolution, but subject to applicable regulatory approvals, decide that any of the provisions hereof concerning the effect of termination of the Participant's employment shall not apply for any reason acceptable to the Committee.

13.6.

The Board may, subject to regulatory approval, discontinue the Plan at any time without the consent of the Participants provided that such discontinuance shall not materially and adversely affect any Awards previously granted to a Participant under the Plan.

SECTION 14 - TAX WITHHOLDING

14.1.

Notwithstanding any other provision of this Plan, all distributions, delivery of Shares or payments to a Participant (or to the liquidator, executor or administrator, as the case may be, of the estate of the Participant) under the Plan shall be made net of applicable source deductions. If the event giving rise to the withholding obligation involves a distribution of Shares, then, the withholding obligation may be satisfied by (a) having the Participant elect to have the appropriate number of such Shares sold by the Corporation, the Corporation's transfer agent and registrar or any trustee appointed by the Corporation pursuant to Section 7.7 hereof, on behalf of and as agent for the Participant as soon as permissible and practicable, with the proceeds of such sale being remitted to the appropriate governmental authorities, or (b) any other mechanism as may be required or appropriate to conform with local tax and other rules.

Notwithstanding the first paragraph of this Section 14, the applicable tax withholdings may be waived where the Participant directs in writing that a payment be made directly to the Participant's registered retirement savings plan in circumstances to which subsection 100(3) of the regulations made under the Income Tax Act (Canada) apply.

SECTION 15 - GOVERNING LAWS

15.1.	The Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of Québec and the laws of Canada applicable therein.

SECTION 16 - EFFECTIVE DATE OF PLAN

16.1.

The Plan was approved by the Board on April 5, 2012 and shall take effect on April 5, 2012, subject to the acceptance of the Plan by the shareholders of the Corporation, the TSX and any other applicable regulatory authorities.